Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

THIS MUTUAL TERMINATION AGREEMENT (this “Agreement”), dated as of April 2, 2025 (the “Effective Date”), is entered into by and among (i) Meteora Special Opportunity Fund I, LP (“MSOF”), (ii) Meteora Capital Partners, LP (“MCP”), (iii) Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively as “Seller”), and (iv) ConnectM Technology Solutions, Inc., a Delaware corporation f/k/a Monterey Capital Acquisition Corporation, a Delaware corporation (the “Company”). Each of the Company and Seller is referred to individually herein as a “Party” and collectively as the “Parties”.

WHEREAS, the Company and Seller previously entered into that certain OTC Equity Prepaid Forward Transaction, dated as of December 31, 2022 (as amended by that certain Forward Purchase Agreement Confirmation Amendment, dated July 30, 2024, by and between the Company and Seller, the “Confirmation”).

NOW, THEREFORE, in consideration of these premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Termination of the Confirmation. The Parties hereby agree that the Confirmation shall terminate and be of no further force or effect as of the Effective Date, other than the section entitled “Other Provisions – (k) Securities Contract; Swap Agreement” and the section entitled “Other Provisions – (f) Indemnification” of the Confirmation, which will remain in full force and effect, upon the execution by the Company and Seller of this Agreement, the execution of which shall constitute full satisfaction of all obligations owed by the Company or Seller to the other under the Confirmation, and the Parties further agree that except as set forth in Section 2, Section 4 and Section 5 herein, each Party, on behalf of itself and its agents, hereby releases, waives, and forever discharges the other Party and such other Party’s agents of and from any and all obligations or liability arising under the Confirmation; provided, that the Parties hereby acknowledge and agree that, immediately prior to the effectiveness of the termination of the Confirmation:

a)	the Number of Shares, equal to 1,618,948, shall be deemed free and clear of all obligations with respect to the Seller (including, but not limited to, Settlement and Optional Early Terminations) and subtracted from the Number of Shares, such that the Number of Shares shall be equal to zero;

b)	the Prepayment Shortfall shall be deemed repaid in full to Seller and no future Shortfall Sales shall be made; and

c)	a Valuation Date will be deemed to have occurred, provided, that the Settlement Amount Adjustment owed to Seller in connection therewith shall be deemed satisfied in full.

For purposes of this Section 1, capitalized terms used and not otherwise defined shall have the meaning set forth in the Confirmation.

2.	Further Assurances. The Parties hereby agree to execute and deliver, and to cause their respective representatives and affiliates to execute and deliver, from time to time, such additional documents, conveyances or other assurances reasonably necessary to carry out the intent of this Agreement.

3.	Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid) or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 3. A courtesy electronic copy of any notice sent by methods (i), (iii) or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 3. For purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

4.	Indemnification. The indemnification provisions set forth in the section entitled “Other Provisions – (f) Indemnification” of the Confirmation shall apply to this Agreement and are incorporated by reference herein.

5.	Termination Consideration. On the Effective Date, the Seller shall pay Company $500,000 in cash to an account(s) designated by Company.

6.	Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of New York (without giving effect to the conflict of laws provisions thereof that would result in the application of the laws of another jurisdiction).

7.	Representations and Warranties. Each Party hereby represents and warrants to each other Party that such Party (i) has full right, power and authority to enter into and perform its obligations under this Agreement, (ii) has duly authorized the execution, delivery and performance of this Agreement, and (iii) this Agreement has been duly executed and delivered by such Party and, assuming the due execution and delivery of this Agreement by each of the other Parties, this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

8.	Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. No integration provision of any other agreement to which Seller and the Company are a party shall be deemed to affect the rights or obligations of the Parties hereunder.

9.	Severability. Each provision of this Agreement will be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality will not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

10.	Amendments. This Agreement may not be modified or amended or the rights of any party hereunder waived unless such modification, amendment or waiver is effected by a written instrument expressly modifying, amending or waiving this Agreement or the rights of a party hereunder, which instrument is executed by all the parties hereto.

11.	Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA SPECIAL OPPORTUNITY FUND I, LP;

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP; AND
METEORA CAPITAL PARTNERS, LP

By:	/s/ Vik Mittal
Name: Vik Mittal
Title: Managing Member

Address:	1200 N. Federal Hwy. Ste 200
Boca Raton, FL 33432
Email:	Notices@MeteoraCapital.com

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Bhaskar Panigrahi
Name: Bhaskar Panigrahi
Title: Chief Executive Officer

Address:	2 Mt. Royal Ave., Suite 550
Marlborough, MA 01752
Email:	Bhaskar@connectm.com

[Signature Page to Mutual Termination Agreement]